EXHIBIT 10.1

STOCK PURCHASE

AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of November 9, 2023 (the “Agreement”), is by and among Tilloo Exploration and Production LLC. (“Buyer”), a Texas limited liability company, and Pacific Energy Development Corp., a Nevada corporation (the “Seller”).

RECITALS:

WHEREAS, the Seller owns all of the issued and outstanding shares of stock of EOR Operating Company, a Texas corporation (“EOR” or the “Company”);

WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement dated the date hereof (the “PSA”) concerning the purchase of certain oil and gas assets (the “Assets”); and

WHEREAS, Buyer desires to acquire all the shares of stock of the Company from the Seller.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1. Closing. The closing (the “Closing”) of the transaction contemplated herein (the “Transaction”) is conditioned upon the closing of the transactions contemplated in the PSA, and will occur simultaneously therewith. Termination of the PSA in accordance with Section 7.4 thereof shall terminate this Agreement and the parties shall have no liability or obligation hereunder except and to the extent such termination results from the willful breach by a party of any of its covenants or agreements hereunder, in which case the non-breaching party shall have the right to seek all remedies available at law or in equity, including specific performance, for such willful breach.

Section 1.2. Purchase. At the Closing, Buyer will acquire from the Seller 300 shares of the common stock of EOR (the “Shares”), representing all of the issued and outstanding equity stock of the Company. The purchase provided for pursuant to this Section 1.2 shall be effective as of the effective date of the transactions contemplated in the PSA (the “Effective Time”).

Section 1.3. Purchase Price. At the Closing, as consideration for the purchase of the Shares pursuant to the terms hereof, Buyer will pay the Seller $100,000.00 (the “Stock Purchase Price”). The Stock Purchase Price shall be paid through issuance of a secured Promissory Note by Buyer to Seller in the form attached hereto as Exhibit A (the “Note”), and related Security Agreement in the form attached as Exhibit B (the “Security Agreement”), Security Agreement (Pledge of Corporate Securities) in the form attached as Exhibit C (the “Pledge Agreement”), and a Mortgage in the form attached hereto as Exhibit D (the “Mortgage,” and together with the “Note” and the “Security Agreement” and the “Pledge Agreement,” the “Financing Documents”).

Section 1.4. Taking of Necessary Action; Further Action. At and after the Closing, each of the Parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Transaction in accordance with this Agreement as promptly as possible. The Transaction shall be effective as of the Effective Time.

- 1 -

Section 1.5. Definitions. The definitions of certain capitalized terms are set forth in Section 6.2.

Section 1.6. Litigation Matters. The Parties expressly agree that Buyer acknowledges that Company is currently a party to the Litigation Matters and, upon and after the Closing, Buyer agrees and acknowledges that Buyer shall assume all obligations, rights, fees, expenses, risks, liabilities and duties with respect to the same.

Section 1.7. Milnes and Office Lease. The Parties agree and acknowledge that Seller and its Affiliates shall lease and be entitled to full access and unfettered use of that certain field office comprised of a trailer and furnishings located at approximately latitude 33.621 and longitude -103.407, Roosevelt County, NM, including the surrounding yard (the “Field Office”), for a period from Closing through December 31, 2024, unless earlier terminated by Seller in writing to Buyer. The lease of the Field Office shall be fully paid and irrevocable at Closing, and during the term of the lease, Buyer shall continue to provide and pay for utilities servicing the Field Office. Seller shall pay 50% of any rent due to the lessor of the surface acreage for as long as it continues to occupy the premises.

Section 1.8. Vehicles. The Parties agree and acknowledge that Seller shall retain all right, title and interest to all vehicles that may continue to be owned by EOR as of the Closing, it being agreed and acknowledged by the Parties that Seller has initiated the process of transferring title and registration to all EOR vehicles prior to the Closing, but that final transfer of registration and title may occur post-Closing. Buyer agrees and acknowledges to execute such documentation as requested by Seller post-Closing if and as necessary to consummate the transfer of title and registration of the vehicles from EOR to Seller post-Closing.

Section 1.9 Bonds and Collateral Accounts.

(a) As a condition to Closing, Buyer shall have entered into a Collateral Security Agreement (or similar agreement) (the “CSA”) as may be required by Argonaut Insurance Company (“Argo Surety”) with Argo Surety, and Buyer shall have entered into an Account Control Agreement (or similar agreement) (the “ACA”) as may be required by Texas Capital Bank, N.A. (“Texas Capital”), in connection with the change in ownership of EOR from Seller to Buyer as it relates to those certain bonds set forth on Schedule 1.9 attached hereto (the “Bonds”), and the establishment of a new collateral account(s) with respect to such Bonds at Texas Capital (each, a “Collateral Account,” and collectively, the “Collateral Accounts”).

(b) For so long as the Note remains outstanding and unpaid in full, Buyer shall not terminate, amend or restate either the CSA or ACA without the express prior written approval of Seller, which Seller may provide in its sole discretion.

(c) In the event the collateral requirements of any of the Bonds are reduced or revised such that there is excess cash in any Collateral Account, Buyer shall promptly notify PEDCO of the same, and Buyer shall promptly obtain the release of such excess funds from such Collateral Account(s) and remit the same to PEDCO, up to the then-current outstanding and unpaid amount of principal, accrued and unpaid interest, and fees and expenses then due and outstanding under the Note.

(d) The Parties agree and acknowledge that on or after Closing, Seller shall seek to remove “EOR Operating Company” as a “Grantee” under that certain Reclamation Bond for Produced/Treated Water Line, Bond No. SUR0013458, filed with the New Mexico State Land Office Rights of Way Division, effective May 20, 2019 (the “Reclamation Bond”), and that Buyer shall promptly cooperate if/as necessary post-Closing to cause EOR Operating Company to be removed as a “Grantee” under the Reclamation Bond as requested by Seller and at Seller’s sole expense. To Seller’s knowledge, as of the Closing, EOR Operating Company’s operations do not require a Reclamation Bond for Produced/Treated Water Line under applicable New Mexico rules and regulations.

- 2 -

(e) The Parties agree and acknowledge that on or after Closing, Seller shall seek to remove “EOR Operating Company” as a “Principal” under that certain Damage Bond Right-of-Way Or Water Lease, Bond No. SUR0013436, filed with the Commissioner of Public Lands, State of New Mexico, effective January 29, 2019 (the “Damage Bond”), and that Buyer shall promptly cooperate if/as necessary post-Closing to cause EOR Operating Company to be removed as a “Principal” under the Damage Bond as requested by Seller and at Seller’s sole expense. To Seller’s knowledge, as of the Closing, EOR Operating Company’s operations do not require a Damage Bond under applicable New Mexico rules and regulations.

Section 1.20 Reserved.

Section 1.21 Non-Solicitation. Without Seller’s prior written consent (electronic mail acceptable), Buyer will not, directly or indirectly through another entity, induce or otherwise attempt to influence any person who is, or within the preceding twelve months was, an employee of, or consultant or service provider to, the Company or any subsidiary thereof, to leave the Company’s or such subsidiary’s employment or consultant or service provider engagement, or in any way interfere with the relationship between the Company and any employee or consultant thereof.

ARTICLE II

REPRESENTATIONS

AND WARRANTIES OF BUYER

Buyer represents and warrants to the Seller as follows:

Section 2.1. Authority; Non Contravention; Approvals.

(a) The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transaction does not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Buyer (except as arising under the Loan Documents) under any of the terms, conditions or provisions of (i) the charter or bylaws of Buyer, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to Buyer or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is now a party or by which Buyer or any of their properties or assets may be bound or affected.

(b) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Transaction.

Section 2.2 No Brokers. Buyer has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of Seller, and any such obligation or liability that might exist shall be the sole obligation of Buyer.

- 3 -

Section 2.2 No Distribution. Buyer is acquiring the Shares for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

Section 2.3 Knowledge and Experience. Buyer has (and had prior to negotiations regarding the Shares) such knowledge and experience in the ownership and the operation of oil and gas companies and financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares. Buyer is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

Seller represents and warrants to Buyer that as of the date hereof and as of the Closing:

Section 3.1. Organization and Qualification. Each of the Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of their state of formation indicated in this Agreement and each has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, each of which jurisdiction is listed in Schedule 3.1. True, accurate and complete copies of the Charter Documents of the Company, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Buyer.

Section 3.2. Capitalization. The Seller owns the Shares, free and clear of Liens. The Shares are duly and validly issued, fully paid, and nonassessable. The Shares are the only issued and outstanding equity stock of the Company. Neither the Company nor the Seller are a party to any option, warrant, purchase right, conversion right, commitment or other Contract that could require the Company or the Seller to issue, sell, transfer, or otherwise dispose of any shares of stock of the Company. There is no voting trust, proxy, or other agreement or understanding with respect to the voting of any stock of the Company. Notwithstanding any other provision of this Agreement to the contrary, Seller and the Company may enter into such re-capitalization transactions as are necessary to reorganize the Company and eliminate inter-company liabilities provided that the re-capitalization transactions shall not be detrimental to the financial position of the Company or otherwise to the Buyer.

Section 3.3. Subsidiaries. The Company does not own any stock or equity interests in any other entity.

Section 3.4. Authority; Non Contravention; Approvals.

(a) The Seller has full power and authority to execute and deliver this Agreement and to consummate the Transaction. This Agreement has been duly executed and delivered by the Seller, and, assuming the due authorization, execution and delivery hereof by Buyer, constitutes a valid and legally binding agreement of Seller, enforceable against him in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

- 4 -

(b) The execution and delivery of this Agreement by Seller and the consummation by Seller of the Transaction does not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien, upon any of the properties or assets of Company under any of the terms, conditions or provisions of (i) the Charter Documents of the Company entity, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to the Company or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, or any Operating Agreement.

Section 3.5. Limited Activity. The Company does not own any real estate. The only known Liabilities of the Company as at the date hereof are listed on Schedule 3.5. The only activity of the Company is to act as a bonded operator with the Bureau of Land Management, New Mexico State Land Office, or the New Mexico Oil Conservation Division of oil and gas properties whose record title interests are owned by the Seller.

Section 3.6. Personal Property.

(a) Schedule 3.6(a) lists each material item of equipment, machinery, furniture, trucks, trailers and other rolling stock and each other item of tangible personal property (the “Personal Property”).

(b) Except as set forth on Schedule 3.6(b), (i) the Company has good title to all Personal Property free and clear of all Liens, and (ii) the Personal Property is in good operating condition, free of any defects.

Section 3.7. Labor, Benefit and Employment Agreements. The Company does not have any employees.

Section 3.8. Litigation. Except as set forth on Schedule 3.8, there are no claims, suits, actions, investigations, or proceedings pending or, to the Knowledge of the Seller, threatened against or relating to the Company, before any court, Governmental Authority, or any arbitrator. Neither the Seller nor the Company are subject to any judgment, decree, injunction, rule or order of any court or Governmental Authority.

Section 3.9. No Violation of Law. Except as set forth on Schedule 3.9, the Company is not in violation, in any material respect, of or has not been given written notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as hereinafter defined) of any Governmental Authority. No investigation or review by any Governmental Authority with respect to either Company is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same. The Company have all permits (including without limitation environmental Permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, necessary to conduct its business as presently conducted (collectively, the “Company Permits”). Neither Company is in violation, in any material respect, of the terms of any Company Permits. The consummation of the Transaction will not cause the Company to lose for any period its right or ability to conduct its business pursuant to the Company Permits.

Section 3.10. Insurance Policies. Buyer shall obtain new insurance coverage effective upon Closing.

- 5 -

Section 3.11. Taxes. Except as disclosed on Schedule 3.11:

(a) all Tax Returns required to be filed by the Company have been duly and timely filed with the appropriate Governmental Authority and all such Tax Returns are correct and complete in all material respects;

(b) all Taxes for which the Company has liability have been timely paid in full and all Tax withholding and deposit requirements imposed on or with respect to the Company (including with respect to any payments to its employees) have been satisfied;

(c) no assessment, deficiency or adjustment has been asserted, proposed or threatened in writing with respect to any Taxes due from or Tax Returns required to be filed by the Company; the Company is not currently under audit or examination by any Governmental Authority with respect to any Taxes or Tax Returns; there are no Liens on any of the Company Assets that arose in connection with any failure (or alleged failure) to pay any Tax; and no claim has ever been made by a Governmental Authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be required to file a Tax Return in that jurisdiction; and

(d) true, correct and complete copies of all Tax Returns filed by the Company during the past three years, and all correspondence to the Company from, or from the Company to, a Governmental Authority relating to such Tax Returns or Taxes due from the Company, have been made available to Buyer.

Section 3.12. Contracts. Schedule 3.12 lists the agreements pursuant to which the Company is operating the oil and gas assets of other parties (the “Operating Agreements”). There are no agreements to which the Company is a party with respect to which any party thereto (including the Company), is subject to any performance obligations subsequent to the Closing other than the Operating Agreements. True and complete copies (including all amendments) of each Operating Agreement have been provided to Buyer. Except as disclosed on Schedule 3.12: (i) each Operating Agreement is the legal, valid obligation of the Company and, to the Knowledge of the Seller, each other Person party thereto, binding and enforceable against the Company and, to the Knowledge of the Seller, each other Person party thereto except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar laws affecting the rights and remedies of creditors generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity; (ii) no Operating Agreement has been terminated, and neither the Company nor, to the Knowledge of the Seller, any other Person is in material breach or default thereunder, and, to the Knowledge of the Seller, no event has occurred that with notice or lapse of time, or both, would constitute a material breach or default, or permit termination, modification in any manner adverse to the Company or acceleration thereunder; (iii) no party to any Operating Agreement has asserted or has any right to offset, discount or otherwise abate any amount owing under any Operating Agreement except as expressly set forth in such Operating Agreement; and (iv) there are no waivers regarding any Operating Agreement that have not been disclosed in writing to Buyer.

Section 3.13. Disclosure. No representation or warranty made by the Seller in this Article III contains any untrue statement of a material fact, or omits to state a material fact necessary to make such representation or warranty, in light of the circumstances in which it is made, not misleading.

- 6 -

ARTICLE IV

POST CLOSING ADJUSTMENT

Section 4.1. Amount of Adjustments. The purchase price payable pursuant to Section 2.1 of the PSA and the Stock Purchase Price (in the aggregate, the “Total Purchase Price”) shall be subject to adjustment as follows:

(a) The Total Purchase Price shall be adjusted upward by the following:

(i) The amount of expenditures made by the Company and Seller (the “Seller Parties”) that are attributable to the Assets after the Effective Time including royalties, rentals and similar charges and expenses billed under applicable operating agreements and all prepaid expenses related to the Wells (as defined in the PSA);

(ii) The receivables of the Company as of the Effective Time with respect to products produced from the Assets sold before the Effective Time.

(b) The Total Purchase Price shall be adjusted downward by the following:

(i) The amount of the proceeds received by Seller Parties, if any, that are attributable to the Assets after the Effective Time (net of any royalties and any production, severance, sales or other similar taxes not reimbursed to Seller by the purchaser of production);

(ii) The accounts payable and other liabilities of the Seller Parties attributable to periods prior to the Effective Time; and

(iii) Seller’s estimated share of ad valorem taxes for 2023 through the Effective Time if and as calculated under the PSA.

(c) At Closing, Seller shall pay to Buyer the amount of $20,000.00 cash as an advance on the final adjustment to the Total Purchase Price as estimated by the Parties as of the Closing. Such advance amount shall be deducted from, or added to, any final amount calculated by the Parties as due and owing between the Parties pursuant to Section 4.2 below, if and as applicable.

Section 4.2. Post-Closing Settlement Statement. Within sixty (60) days following Closing, Seller shall prepare and deliver to Buyer a final, post-closing settlement statement consistent with the provisions of Section 4.1. Buyer and Seller will in good faith negotiate to resolve all disputes associated with the post-closing settlement statement within ninety (90) days following Closing, and any adjustments from the Purchase Price paid at Closing shall be paid to the appropriate party by the obligated party. Notwithstanding the foregoing, however, amounts owed to the Seller Parties (i) pursuant to Section 4.1(a)(ii) of this Agreement shall be paid within three business days of Closing and (ii) amounts owed to the Seller Parties pursuant to Section 4.1(a) (iv) of this Agreement shall be paid within three business days of the receipt by the Company of the payment for the purchase of October 2023 production, based on the actual product prices applicable thereto at the time of sale in October 2023 as posted and set forth in the Phillips 66 Sales Statements for October 2023.

ARTICLE V

SURVIVAL; INDEMNIFICATION

Section 5.1. Indemnification by Buyer. Buyer will indemnify, protect and defend Seller against, and hold the Seller harmless from and against, any and all Damages suffered, paid, or incurred by such Seller as a result of (a) any inaccuracy or breach of the representations and warranties made by or on behalf of Buyer in Article II of this Agreement (in each case without regard to any qualification as to materiality), (b) any violation or breach by Buyer of or default by Buyer under the terms of this Agreement, and (c) Liabilities arising from the operations of the Company after the Effective Time.

- 7 -

Section 5.2. Assumption of Liability. From and after the Effective Time, Buyer agrees to and will assume all surface, plugging and abandonment, and other Environmental Liabilities of whatsoever kind and nature as to the Shares and the Assets whether from ownership, operation, use or contract. Buyer acknowledges that there may exist obligations to surface owners or tenants of the surface, such as grazing lessees, of the subject lands to negotiate and execute a surface use and compensation agreement in compliance with the New Mexico Surface Owner’s Protection Act, which obligation may include providing notice of Buyer’s oil and gas operations and non-oil and gas operations. After the Effective Time, SELLER GIVES NO WARRANTY AS TO ITS COMPLIANCE WITH STATE OR FEDERAL GOVERNMENTAL ENTITIES OR REGULATIONS PERTAINING TO ENVIRONMENTAL COMPLIANCE OR PLUGGING LIABILITY AND ADDITIONALLY GIVES NO WARRANTY AS TO THE CONDITION OF THE SURFACE OR OTHER ENVIRONMENTAL LIABILITIES AND BUYER ACKNOWLEDGES IT IS ACQUIRING THE ASSETS IN AN EXISTING “AS IS” AND “WHERE IS” CONDITION.

Section 5.3 Indemnification. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, FROM AND AFTER THE EFFECTIVE TIME BUYER AGREES TO AND WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES) THAT ARE ATTRIBUTABLE TO (I) ENVIRONMENTAL LIABILITIES ARISING FROM SELLER’S OWNERSHIP, OPERATION, OR USE OF THE ASSETS COVERED BY THE PSA, (II) PLUGGING AND ABANDONING ALL WELLS NOW OR HEREAFTER LOCATED ON THE LANDS INCLUDED IN THE ASSETS, (III) ANY AND ALL COSTS INCIDENT TO SUCH PLUGGING AND ABANDONMENT, (IV) ANY ASSET RETIREMENT OBLIGATIONS ASSOCIATED WITH THE ASSETS, (V) ALL CLAIMS PERTAINING TO RESTORATION OF THE SURFACE OR ENVIRONMENTAL CLAIMS, AND (VI) ALL LITIGATION MATTERS. THIS SECTION 5.3 SHALL SURVIVE THE EFFECTIVE TIME. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND RELEASE PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. SELLER AND BUYER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE VI

DEFINITIONS AND RULES OF CONSTRUCTION

Section 6.1. Definitions; Rules of Construction.

(a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

- 8 -

(c) The Parties acknowledge that each Party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e) Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them pursuant to GAAP.

Section 6.2. Definitions. For purposes of this Agreement:

“Affiliates” means a Person controlling, controlled by, or under common control with, the Person to whom the reference is made.

“Business Days” means any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas.

“Charter Documents” means, with respect to a Person, the organizational documents that govern such Person pursuant to its jurisdiction of formation or organization, including as applicable, certificates or articles of incorporation, certificates or articles of formation, bylaws, limited liability company operating agreements, regulations, partnership or limited partnership agreements, and similar instruments.

“Claim” means any and all claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits and administrative orders.

“Company Assets” means all of the assets, whether real, personal (tangible or intangible) or mixed, owned or leased by the Company.

“Contract” means any legally binding obligation or agreement, whether or not reduced to writing, and specifically including, without limitation, any client or customer agreement, note, bond, mortgage, lease of real or personal property (including, without limitation, automobile, vehicle and other equipment leases), license and other instrument.

“Damages” means any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, but will not include (i) any consequential damages, (ii) any exemplary or speculative damages, or (iii) any punitive damages except, in the case of clauses “(i)” through “(iii)” of this definition, such damages relate to or arise out of a Third-Party Claim in which case, such damages shall constitute “Damages.”

“Environmental Laws” shall mean any and all applicable laws, rules and regulations pertaining to the safety, health or conservation or protection of the Assets, the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, as amended (“SARA”), the Resource Conservation and Recovery Act, as amended (“RCRA”), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended (“OSHA”), and any applicable state, tribal, or local counterparts.

- 9 -

“Environmental Liabilities” means any condition that exists with respect to the air, land, soil, surface, subsurface strata, surface water, ground water or sediments which causes an Asset to be subject to fine, liability, clean-up or remediation under any of the Environmental Laws.

“GAAP” means generally accepted accounting principles, consistently applied, of the United States of America, as applicable.

“Governmental Authority” means any nation, province, state or political subdivision thereof, and any agency, natural Person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

“Knowledge of the Seller” means (i) the actual knowledge of the Seller, and/or (ii), the knowledge that the Seller would be expected to have if he had conducted a reasonable inquiry of those individuals within the Company who had responsibility over the subject matter at issue.

“Liabilities” means all damages, liabilities or obligations of any nature whatsoever, whether absolute or contingent, due or to become due, accrued or unaccrued, known or unknown, or otherwise, including indebtedness for money borrowed, accounts payable, liabilities imposed by law and/or Governmental Authorities BUT SPECIFICALLY EXCLUDES all Environmental Liabilities and Litigation Matters.

“Liens” means all mortgages, restrictions, liens, pledges, charges, claims, options, calls, or encumbrance of any nature whatsoever.

“Litigation Matters” means litigation matters disclosed on Schedule 3.8.

“Party” means any one of the Parties.

“Parties” means Buyer and the Seller.

“Person” means any natural person, firm, general or limited partnership, association, corporation, limited liability company, company, trust, other organization (whether or not a legal entity), public body or government, including any Governmental Authority.

“Pre-Closing Taxes” means any Taxes of the Company attributable to any Pre-Closing Taxable Period. In the case of any Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that are attributable to the Pre-Closing Taxable Period is (i) in the case of any property or ad valorem Taxes or other Taxes determined without regard to income, receipts or transactions occurring on a specific date, deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period up to and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of all other Taxes, deemed equal to the amount which would be payable as computed on a “closing-of-the-books” basis if the relevant Straddle Period ended on and included the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period up to and including the Closing Date and the remainder of such Straddle Period in proportion to the number of days in each period. Any franchise Tax or other Tax providing the right to do business for a specified period shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such Tax.

- 10 -

“Pre-Closing Taxable Period” means any taxable period ending on or before the Closing Date and that portion of any Straddle Period up to and including the Closing Date.

“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means a return, declaration of estimated Tax, Tax report or information return relating to any Taxes with respect to the applicable Person or their income, assets or operations.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Remedies. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding in addition to any other relief to which it or he may be entitled at law or equity.

Section 7.2. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given: (i) when delivered personally during a business day to the appropriate location described below or telefaxed to the telefax number indicated below (with confirmation of transmission), or (ii) five (5) Business Days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed:

If to Buyer:	Tilloo Exploration and Production, LLC. 4622 Maple Ave St 200 Dallas, Texas 75219Attention: William S. Montgomery Jr. Fax: (214) 769-4400 Email: Monty@norfolktx.com

If to the Seller:	Pacific Energy Development Corp.
575 N. Dairy Ashford Ste. 210 Houston, Texas 77079
Attention: J. Douglas Schick Fax: (713) 574-7901 Email: dschick@pedevco.com

- 11 -

Section 7.3. Successors. This Agreement shall be binding upon each of the Parties upon their execution, and inure to the benefit of the Parties and their respective successors and assigns. Specifically, but not by way of limitation, Buyer shall be permitted to assign and transfer all or any portion of its rights hereunder to any Affiliate of Buyer provided that Buyer continues to be an obligor with respect to such assigned obligations following such assignments.

Section 7.4. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument.

Section 7.5. Section Headings. The section headings used herein are descriptive only and shall have no legal force or effect whatsoever. Except to the extent the context specifically indicates otherwise, all references to articles and sections refer to articles and sections of this Agreement, and all references to the exhibits and schedules refer to exhibits and schedules attached hereto, each of which is made a part hereof for all purposes.

Section 7.6. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

Section 7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A., applicable to agreements and contracts executed and to be wholly performed there, without giving effect to the conflicts of laws principles thereof. Exclusive venue for any legal or equitable action relating to this Agreement or the Transaction shall lie in Harris County, Texas.

Section 7.8. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

Section 7.9 Waiver. Any waiver by any Party to be enforceable must be in writing and no waiver by any Party shall constitute a continuing waiver.

Section 7.10. Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof..

Section 7.11. Termination. The obligations of the Parties to close the Transaction shall terminate upon the termination of the obligations of the parties to the PSA to close the transactions contemplated thereunder.

[SIGNATURE PAGE FOLLOWS]

- 12 -

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first set forth above.

BUYER:

TILLOO EXPLORATION AND PRODUCTION, LLC.

/s/ William S. Montgomery Jr.
William S. Montgomery Jr., Managing Member

SELLER:

PACIFIC ENERGY DEVELOPMENT CORP.

/s/ J. Douglas Schick
J. Douglas Schick, President

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

- 13 -

EXHIBIT A

Note

- 14 -

EXHIBIT B

Security Agreement

- 15 -

EXHIBIT C

Pledge Agreement

- 16 -

EXHIBIT D

Mortgage

- 17 -

Schedule 1.9

BONDS

Surety	Bond No.	Principal	Location	Agency Bond Filed With	Bond Description	Bond Amt
Argo Surety	SUR0013451	EOR Operating Company	NM	New Mexico Oil Conservation Division	Blanket Plugging Surety Bond Financial Assurance for Wells in Temporary Abandoned Status- Under 10 wells	$500,000.00
Argo Surety	SUR0013456	EOR Operating Company	NM	New Mexico Oil Conservation Division	Blanket plugging bond (Surety) B-B Form	$75,000.00
Argo Surety	SUR0013454	EOR Operating Company	NM	U.S. Department of the Interior, Bureau of Land Management - (NM, KS, OK, TX Region)	Statewide Oil & Gas Lease bond - New Mexico	$547,436.00

- 18 -

Schedule 3.1

JURISDICTIONS

Jurisdictions in Which Company Owns Property and Operates
NAME	PROPERTIES	OPERATIONS

EOR Operating Company	New Mexico	New Mexico

- 19 -

Schedule 3.5

LIABILITIES

•	Asset retirement, plugging and abandonment, and remediation liabilities, fees and expenses with respect to the Assets
•	Liabilities, fees and expenses with respect to invoices for unbilled services and products not yet received by Seller as of the Closing
•	Liabilities, fees and expenses with respect to Litigation Matters (as disclosed on Schedule 3.6(b) hereto)

- 20 -

Schedule 3.6(a)

TANGIBLE PERSONAL PROPERTY

Field office comprised of trailer and furnishings located at latitude 33.621 and longitude -103.407, Roosevelt County, NM.

- 21 -

Schedule 3.6(b)

ENCUMBRANCES

Existing Liens on Personal Property (ie, material items of equipment, machinery, furniture, trucks, trailers and other rolling stock)
NAME	DESCRIPTION
EOR Operating Company	None

Schedule 3.6(b)

LITIGATION MATTERS

1. Zia Land and Water Conservation, LLC v. EOR Operating Company, PT Oil & Gas, LLC, and Thomas and Ruby Parkinson Trust, Case No. D-101-CV-2022-00973, in the First Judicial District Court of the State of New Mexico in Santa Fe County (the "Zia Litigation").

The Zia Litigation was filed on June 1, 2022. Zia Land and Water Conservation, LLC ("Zia") is an assignee of claims from the surface owners, Bryce and Jaimi Peterson. Zia has brought claims of trespass, unjust enrichment, negligence, compensation for surface damages caused under the Surface Owner Protection Act, and specific performance under the Surface Owner Protection Act.

2. EOR Operating Company v. Bryce Peterson and Jaimi Peterson, Case No. D-911-CV-2023-00166, Case No. D-911-CV-2023-00166, in the Ninth Judicial District Court of the State of New Mexico in Roosevelt County (the "Peterson Litigation").

The Peterson Litigation was filed on September 27, 2023, against Bryce and Jaimi Peterson for malicious abuse of process related to governmental reporting of and interference with addressing alleged historic, putative, and actual spills, releases, and other environmental issues. The defendants have not yet answered the complaint or asserted counterclaims. Based upon this conduct, it is possible that state and/or federal regulators may take action based upon the Petersons' reporting.

3. Regulatory Actions. Although there are no known pending regulatory or administrative actions pending, the conduct that is the subject of the Zia Litigation and the Peterson Litigation may give rise to such action.

- 22 -

Schedule 3.9

VIOLATIONS

The Company believes it is currently in material compliance with all the material terms and conditions of its Agreed Compliance Order (Number 201880).  The Company receives compliance notices from NMOCD from time to time regarding minor remediation matters which the Company addresses in due course.

- 23 -

Schedule 3.11

TAXES

EOR does not file tax returns independently, as it has historically been consolidated with its parent company, which files taxes on a consolidated basis with all of its subsidiaries.

- 24 -

Schedule 3.12

.

OPERATING AGREEMENTS

None.

OTHER AGREEMENTS

1.	Surface Lease Agreement made the 15th day of May, 2018 between Granite Pacific LC and EOR Operating Company.

2.	Milnesand San Andres Unit Agreement No. NMNM-070990X, dated March 17, 1969, effective August 1, 1969.

- 25 -